MASTER SEPARATION AGREEMENT

                                  by and among

                         TXU ELECTRIC DELIVERY COMPANY,

                      TXU GENERATION HOLDINGS COMPANY LLC,

                      TXU MERGER ENERGY TRADING COMPANY LP

                               TXU SESCO COMPANY,

                       TXU SESCO ENERGY SERVICES COMPANY,

                        TXU ENERGY RETAIL COMPANY LP, and

                              TXU ELECTRIC COMPANY



                         Dated as of December 14, 2001

















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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I Definitions........................................................3

   Section 1.1       Accounting Terms........................................3

   Section 1.2       Definitions.............................................3

ARTICLE II Separation.......................................................15

   Section 2.1       Separation Date........................................15

   Section 2.2       Unbundling Transactions................................15

ARTICLE III Indemnification.................................................15

   Section 3.1       Indemnification By Genco...............................15

   Section 3.2       Indemnification By T&D.................................16

   Section 3.3       Indemnification By Trading Group.......................17

   Section 3.4       Indemnification By TXU Retail Group....................18

   Section 3.5       Indemnification By SESCO Retail Group..................19

   Section 3.6       Indemnification By SESCO...............................20

   Section 3.7       Procedures for Indemnification of Third Party Claims...20

   Section 3.8       Additional Matters.....................................22

   Section 3.9       Survival of Indemnities................................23

   Section 3.10      Indemnification of Directors and Officers..............23

   Section 3.11      Remedies Exclusive.....................................23

   Section 3.12      Other Agreements Among Affiliates......................23


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ARTICLE IV True-Up and Other Financial Obligations..........................24

   Section 4.1       Regulatory Proceedings.................................24

   Section 4.2       Benefits/Obligations of Genco..........................25

   Section 4.3       Retail Clawback........................................27

   Section 4.4       Further Assurances for Modifications...................28

ARTICLE V Transferred Employees.............................................28

   Section 5.1       Transferred Employees..................................28

ARTICLE VI Other Covenants..................................................29

   Section 6.1       Other Agreements.......................................29

   Section 6.2       Further Instruments....................................29

   Section 6.3       Agreement For Exchange of Information..................30

   Section 6.4       Cooperation in Litigation..............................31

ARTICLE VII Miscellaneous...................................................32

   Section 7.1       Limitation of Liability................................32

   Section 7.2       Entire Agreement.......................................32

   Section 7.3       Conflicting Agreements.................................32

   Section 7.4       Governing Law..........................................32

   Section 7.5       Notices................................................32

   Section 7.6       Counterparts; Copies...................................33

   Section 7.7       Binding Effect; No Third Party Beneficiaries...........33

   Section 7.8       Assignment; Change of Control..........................33

   Section 7.9       Failure or Delay Not Waiver; Remedies Cumulative.......33


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   Section 7.10      Amendment..............................................33

   Section 7.11      Interpretation.........................................33

   Section 7.12      Severability...........................................33

   Section 7.13      Compliance with Legislative Changes....................34

SCHEDULES

Schedule 1.2          Affiliate Agreements
Schedule 2.2          Timeline for Restructuring Events
Schedule 3.1(e)       Genco Litigation
Schedule 3.2(d)       T&D Litigation
Schedule 3.3(d)       Trading Litigation
Schedule 3.4(e)       TXU Retail Litigation
Schedule 3.5(d)       SESCO Retail Litigation
Schedule 3.6(d)       SESCO Litigation


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         THIS MASTER SEPARATION AGREEMENT (this "AGREEMENT"), dated December
14, 2001, by and among TXU Electric Company, a Texas corporation ("TXU ELECTRIC"), TXU Electric Delivery Company, a Texas corporation ("T&D"), TXU Generation Holdings Company LLC, a Delaware limited liability company ("GENCO"), TXU Merger Energy Trading Company LP, a Texas limited partnership ("TRADING"), TXU SESCO Company, a Texas corporation ("SESCO"), TXU SESCO Energy Services Company, a Texas corporation ("SESCO RETAIL") and TXU Energy Retail Company LP, a Texas limited partnership ("TXU RETAIL") (TXU Electric, T&D, Genco, Trading, SESCO, SESCO Retail and TXU Retail are sometimes collectively referred to herein as, the "PARTIES" or individually as, a "PARTY").

                       Separation of TXU Electric Company

          WHEREAS, as mandated by the Utilities Code of the State of Texas ("UTILITIES CODE"), TXU Electric is required to separate its business activities into separate units consisting of a power generation company, retail electric provider and transmission and distribution utility, by January 1, 2002.

         WHEREAS, on January 10, 2000, TXU Electric filed with the Public Utility Commission of Texas ("PUCT") its business separation plan setting forth its proposal for implementing the separation of its electric utility business, which plan contemplated the separation of TXU Electric's utility business by placing its generation assets in an affiliated power generation company, placing its retail assets in an affiliated retail electric provider, and placing its transmission and distribution assets in a transmission and distribution utility.

         WHEREAS, on August 30, 2001, TXU Electric filed an amendment to its original business separation plan, which amendment, among other things, contemplated the transfer of TXU Electric's transmission and distribution assets to an affiliated transmission and distribution utility (the original business separation plan, as amended, is hereinafter referred to as the "TXU ELECTRIC BUSINESS SEPARATION PLAN").

         WHEREAS, the TXU Electric Business Separation Plan, as originally filed, was approved by the PUCT in an Order, dated October 3, 2001, in Docket No. 22350, Application of TXU Electric Company for Approval of Unbundled Cost of Service, Initial Estimate of Stranded Costs, and Business Separation Plan.

         WHEREAS, the amendment to the TXU Electric Business Separation Plan was processed by the PUCT in Docket No. 24789 and approved in an Order, dated November 9, 2001.

         WHEREAS, TXU Electric will change its name to "TXU US Holdings Company" (effective as of the time set forth in Article II hereof), and, after the Separation Date, will no longer operate as a utility and will function solely as a holding company of the regulated and unregulated businesses.

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         WHEREAS, effective as of the time set forth in Article II hereof, TXU
Energy Trading Company will merge with and into Trading whereby TXU Energy Trading Company will cease to exist and Trading will change its name to "TXU Energy Trading Company LP".

         WHEREAS, in order to comply with the Utilities Code and in carrying out the TXU Electric Business Separation Plan, TXU Electric will separate (effective as of the time set forth in Article II hereof) its electric utility business by transferring (i) its facilities and other assets associated with its generation activities to one or more power generation companies (collectively, the "TXU PGCS") pursuant to one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and other conveyance documents; (ii) its facilities and other assets associated with its transmission and distribution activities to T&D, pursuant to one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and other conveyance documents; (iii) its facilities and other assets associated with the retail sale of electricity to TXU Retail pursuant to one or more Bills of Sale, General Assignment and Assumption Agreements, Assignments of Contracts and other conveyance documents; and (iv) its facilities and other assets associated with its wholesale energy trading activities to Trading pursuant to one or more Bills of Sale, General Assignment and Assumption Agreements, Assignments of Contracts and other conveyance documents (the transactions identified in subsections (i) through (iv) above, and any other transfers or conveyances made by TXU Electric in connection with the restructuring ordered by the Utilities Code, are collectively referred to herein as the "TXU ELECTRIC SEPARATION").

                         Separation of TXU SESCO Company

         WHEREAS, as mandated by the Utilities Code, SESCO is required to separate its transmission and distribution activities from its retail activities, by January 1, 2002. SESCO has no generation assets.

         WHEREAS, SESCO's business separation plan was included in the TXU Electric Business Separation Plan which contemplated the transfer of SESCO's transmission and distribution assets, including its Certificate of Convenience and Necessity (the "CCN"), to an affiliated transmission and distribution utility (the "SESCO BUSINESS SEPARATION PLAN"). Thereafter, a new affiliate company would serve as the retail electric provider for SESCO's retail customers.

         WHEREAS, in order to comply with the Utilities Code and in carrying out the SESCO Business Separation Plan, SESCO will separate (effective as of the time set forth in Article II hereof) its electric utility business by (i) ultimately placing its assets associated with its transmission and distribution activities with T&D, including its CCN, pursuant to one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements and other conveyance documents; and (ii) transferring its assets associated with the retail sale of electricity to SESCO Retail pursuant to one or more Bills of Sale, General Assignment and Assumption Agreements and other conveyance documents. The Dynegy Contract (as hereinafter defined) which provides SESCO with its purchased power will remain with SESCO. The


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transactions identified in subsections (i) and (ii) are collectively referred to herein as the "SESCO SEPARATION". The SESCO Separation and the TXU Electric Separation are collectively referred to herein as the "SEPARATION".

         WHEREAS, the Parties desire to set forth their understanding with respect to certain rights and obligations the Parties will have as a result of the Separation.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

                                   DEFINITIONS

         Section 1.1   Accounting Terms. Any accounting terms used in this
                       ----------------
Agreement or the Ancillary Agreements (as hereinafter defined) shall, unless otherwise specifically provided herein, have the meanings customarily given them in accordance with United States generally accepted accounting principles ("GAAP") and all financial computations hereunder or thereunder shall, unless otherwise specifically provided, be computed in accordance with GAAP consistently applied as such rules may be amended from time to time.

         Section 1.2   Definitions.
                       -----------

"Action" means any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

"Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For this purpose "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person controlled, whether through ownership of voting securities, by contract or otherwise. The fact that any Person may be deemed at any time an Affiliate of another Person for purposes of the Utilities Code shall not create any implication that such Persons are "affiliates" for purposes of this Agreement.

"Affiliate Agreement" includes any agreement set forth on Schedule 1.2 attached hereto and any other agreement between or among any Affiliates of TXU Corp. that may exist prior to or after the Separation Date (other than any of the Separation Documents).

"Agreement" has the meaning set forth in the introductory paragraph.

"Ancillary Agreements" means any other document, instrument or agreement contemplated by this Agreement or the respective Separation Documents.

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"Appropriate Member of the Genco Group" has the meaning set forth in Section 3.1 hereof.

"Appropriate Member of the SESCO Retail Group" has the meaning set forth in
Section 3.5 hereof.

"Appropriate Member of the T&D Group" has the meaning set forth in Section 3.2 hereof.

"Appropriate Member of the Trading Group" has the meaning set forth in Section
3.3 hereof.

"Appropriate Member of the TXU Retail Group" has the meaning set forth in
Section 3.4 hereof.

"Business" means with respect to (i) Genco, the Genco Business; (ii) T&D, the T&D Business; (iii) TXU Retail, the TXU Retail Business; (iv) SESCO Retail, the SESCO Retail Business; (v) SESCO, the SESCO Business and (vi) Trading, the Trading Business.

"CCN" has the meaning set forth in the recital paragraphs.

A "Change of Control" shall be deemed to have occurred if any Party (including each taxpayer which is taxable upon the income of a Party which is not, itself, subject to federal income tax) is not a component member, or ceases to be a component member, of a controlled group of corporations of which TXU Corp. is a component member. As used in this definition of Change of Control, "controlled group of corporations" and "component member" shall be defined as such terms are defined in Section 1563 of the Internal Revenue Code of 1986, as amended.

"Confidential Information" shall include any Information provided by a Providing Party to a Requesting Party pursuant to Section 6.3 hereof that, if in tangible form, has been conspicuously marked "Confidential", or, if not in tangible form, is otherwise designated as "Confidential" by the Providing Party. Confidential Information shall not include Information that can be shown to have been (a) in the public domain through no fault of such Requesting Party or such Requesting Party's Subsidiaries, or (b) later lawfully acquired from other sources by the Requesting Party (or such Requesting Party's Subsidiaries); provided, however, in the case of (b) that such sources did not provide such Information in breach of any confidentiality obligations.

"Docket No. 9300 Repurchase Costs" means the reserve established for the write-off of costs associated with the repurchase of certain minority owners' interest in the Comanche Peak nuclear plant which were disallowed by the PUCT.

"Dynegy Contract" means that certain Full Requirements Power Supply Agreement between SESCO and Dynegy Power Marketing, Inc. (formerly known as Electric Clearinghouse, Inc., assignee of Destec Power Services, Inc.), dated February 28, 1997.

"Employment Obligations" means all rights and obligations of an employer in the employer-employee relationship, including without limitation, those rights and obligations associated with the design, implementation, interpretation and administration of compensation plans, employee benefit plans, and fringe benefit programs; the establishment, interpretation and enforcement of

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policies and procedures governing employee conduct; all employment-related decisions and actions; all rights and obligations under employment agreements, if any; all rights and obligations under collectively bargained agreements, if any; and all rights and obligations under all laws affecting, or relating to, the employer-employee relationship.

"Excess Mitigation Credit" has the meaning set forth in Section 4.2(b) hereof.

"GAAP" has the meaning set forth in Section 1.1 hereof.

"Genco" has the meaning set forth in the introductory paragraph.

"Genco Assets" means all of the generation assets (as that term is defined in Section 39.251 of the Utilities Code) of TXU Electric, including, without limitation, the real and personal property, contract rights and other assets conveyed to a member of the Genco Group pursuant to the Genco Separation Documents (including any such assets that may be further conveyed to a member of the Genco Group after the Separation Date pursuant to Section 6.2(a) hereof) and any asset acquired by any member of the Genco Group after the Separation Date. For purposes of this definition, any asset that relates to the Genco Business, but was inadvertently transferred to a member of a Group other than the Genco Group, shall be and become part of the "Genco Assets" for all purposes on the Separation Date.

"Genco Business" means the power generation business and operations conducted with the Genco Assets by TXU Electric prior to the Separation Date and any business conducted by any member of the Genco Group on and after the Separation Date.

"Genco Group" includes Genco, each direct or indirect Subsidiary of Genco, including TXU Generation Management Company LLC, a Delaware limited liability company; TXU Generation Investment Company LLC, a Delaware limited liability company; TXU Generation Company LP, a Texas limited partnership; TXU Big Brown Management Company LLC, a Delaware limited liability company; TXU Big Brown Investment Company LLC, a Delaware limited liability company; TXU Big Brown Company LP, a Texas limited partnership; TXU Handley Management Company LLC, a Delaware limited liability company; TXU Handley Investment Company LLC, a Delaware limited liability company; TXU Handley Company LP, a Texas limited partnership; TXU Mountain Creek Management Company LLC, a Delaware limited liability company; TXU Mountain Creek Investment Company LLC, a Delaware limited liability company; TXU Mountain Creek Company LP, a Texas limited partnership; TXU Tradinghouse Management Company LLC, a Delaware limited liability company; TXU Tradinghouse Investment Company LLC, a Delaware limited liability company; TXU Tradinghouse Company LP, a Texas limited partnership; TXU DeCordova Management Company LLC, a Delaware limited liability company; TXU DeCordova Investment Company LLC, a Delaware limited liability company; TXU DeCordova Company LP, a Texas limited partnership; TXU Big Brown Lignite Management Company LLC, a Delaware limited liability company; TXU Big Brown Lignite Investment Company LLC, a Delaware limited liability company; TXU Big Brown Lignite Company LP, a Texas limited partnership; and each Person that becomes a Subsidiary of

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Genco after the Separation Date. The Genco Group shall not include any member of the Trading Group, the TXU Retail Group, the T&D Group, the SESCO Retail Group or SESCO.

"Genco Indemnitees" has the meaning set forth in Section 3.1 hereof.

"Genco Liabilities" shall mean (without duplication)

         (i) any and all Liabilities that are expressly contemplated by this Agreement, the Genco Separation Documents or any Ancillary Agreement as Liabilities to be assumed by any member of the Genco Group, including Liabilities under the contracts, agreements and permits included in the Genco Assets;

         (ii) all Liabilities relating to, arising out of, or resulting from the operation of the Genco Business (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

         (iii) all Liabilities relating to, arising out of, or resulting from the ownership or use of the Genco Assets.

"Genco Separation Documents" means, collectively, without limitation, one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and such other documents, instruments or agreements, existing now or in the future, which effectuate the sale, transfer, conveyance, assignment or assumption of any assets or liabilities of TXU Electric to any member of the Genco Group as part of the unbundling process required by the Utilities Code.

"Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative, arbitrative or governmental authority.

"Group" means with respect to (i) Genco, the Genco Group; (ii) T&D, the T&D Group; (iii) Retail, the TXU Retail Group; (iv) Trading, the Trading Group; (v) SESCO Retail, the SESCO Retail Group.

"Indebtedness" of any Person means, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such

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Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing.

"Indemnifying Party" means any Party who is required to make any Indemnity Payment to another Party pursuant to Article III hereof.

"Indemnitee" means any Party entitled to receive an Indemnity Payment pursuant to Article III hereof .

"Indemnitee Notice Party" means with respect to (i) any member of the Genco Group, Genco; (ii) any member of the T&D Group, T&D; (iii) any member of the TXU Retail Group, TXU Retail; (iv) any member of the Trading Group, Trading; (v) any member of the SESCO Retail Group, SESCO Retail.

"Indemnity Payment" means a payment made by one Party to another Party pursuant to Article III hereof.

"Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

"Legal Requirements" means any federal, state, local, administrative, regulatory, municipal, foreign, international, multinational or constitutional law, ordinance, order, decision, opinion, regulation, statute, treaty, rule or code.

"Liabilities" shall mean any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action, order, injunction, consent decree or agreed order of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, operating lease, commitment or undertaking.

"Losses" shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses (including, without limitation, the costs and expenses of any and all Actions, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but

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excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

"Non-Transferred Entity" has the meaning set forth in Section 3.9 hereof.

"Party" has the meaning set forth in the introductory paragraph.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Providing Party" has the meaning set forth in Section 6.3(a) hereof.

"PUCT" has the meaning set forth in the recital paragraphs.

"Regulatory Proceedings" shall mean filings, notices, adjudicatory proceedings, rulemakings, enforcement actions before an agency or in court relative to regulatory activity, and any other proceedings at or before any regulatory or administrative agency. The term shall also refer to any settlement negotiations and appellate activities relative to any of the foregoing, including actions seeking injunctions, writs of mandamus and appeals.

"Requesting Party" has the meaning set forth in Section 6.3(a) hereof.

"Securitization Order" has the meaning set forth in Section 4.2(d) hereof.

"Separation" has the meaning set forth in the recital paragraphs.

"Separation Date" has the meaning set forth in Section 2.1 hereof.

"Separation Documents" means, with respect to (i) Genco, the Genco Separation Documents; (ii) T&D, the T&D Separation Documents; (iii) TXU Retail, the TXU Retail Separation Documents; (iv) Trading, the Trading Separation Documents; (v) SESCO Retail, the SESCO Retail Separation Documents and (vi) SESCO T&D, the SESCO T&D Separation Documents.

"SESCO" has the meaning set forth in the introductory paragraph.

"SESCO Assets" means all of the assets of SESCO, including the Dynegy Contract (but excluding the SESCO Retail Assets or the SESCO T&D Assets) whether owned by SESCO prior to, or acquired by SESCO after, the Separation Date. For purposes of this definition, any asset that relates to the SESCO Business, but was inadvertently transferred to a member of a Group other than SESCO, shall be and become part of the "SESCO Assets" for all purposes on the Separation Date.

"SESCO Business" means the business and operations conducted by SESCO (other than the SESCO T&D Business or the SESCO Retail Business) prior to the Separation Date and any business conducted by SESCO on and after the Separation Date.

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"SESCO Business Separation Plan" has the meaning set forth in the recital paragraphs.

"SESCO Indemnitees" has the meaning set forth in Section 3.6 hereof.

"SESCO Liabilities" shall mean (without duplication)

         (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed by SESCO; or

         (ii) all Liabilities primarily relating to, arising out of, or resulting from the operation of the SESCO Business (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)), including all Liabilities arising out of or resulting from the Dynegy Contract.

"SESCO Retail" has the meaning set forth in the introductory paragraph.

"SESCO Retail Assets" means all of the assets of SESCO relating to the retail sale of electricity which were transferred to SESCO Retail pursuant to the SESCO Retail Separation Documents (including any such assets that may be further conveyed to SESCO Retail after the Separation Date pursuant to Section 6.2(a) hereof) and any asset acquired by any member of the SESCO Retail Group after the Separation Date. For purposes of this definition, any asset that relates to the SESCO Retail Business, but was inadvertently transferred to a member of a Group other than the SESCO Retail Group, shall be and become part of the "SESCO Retail Assets" for all purposes on the Separation Date.

"SESCO Retail Business" means the operations relating to the retail sale of electricity conducted with the SESCO Retail Assets by SESCO prior to the Separation Date and any business conducted by any member of the SESCO Retail Group on and after the Separation Date.

"SESCO Retail Group" includes SESCO Retail, any direct and indirect Subsidiary of SESCO Retail and each Person that becomes a Subsidiary of SESCO Retail after the Separation Date. The SESCO Retail Group shall not include any member of the Trading Group, the Genco Group, the TXU Retail Group, the T&D Group or SESCO.

"SESCO Retail Indemnitees" has the meaning set forth in Section 3.5 hereof.

"SESCO Retail Liabilities" shall mean (without duplication)

         (i) any and all Liabilities that are expressly contemplated by this Agreement, the SESCO Retail Separation Documents or any Ancillary Agreement as Liabilities to be assumed by any member of the SESCO Retail Group, including Liabilities under the contracts, agreements and permits included in the SESCO Retail Assets;

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         (ii)  all Liabilities relating to, arising out of, or resulting from the operation of the SESCO Retail Business (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

         (iii) all Liabilities relating to, arising out of, or resulting from the ownership or use of the SESCO Retail Assets.

"SESCO Retail Separation Documents" means, collectively, without limitation, one or more Bills of Sale, General Assignment and Assumption Agreements, Assignments of Contracts and such other documents, instruments or agreements, existing now or in the future, which effectuate the sale, transfer, conveyance, assignment or assumption of any assets or liabilities of SESCO to any member of the SESCO Retail Group as part of the unbundling process required by the Utilities Code.

"SESCO Separation" has the meaning set forth in the recital paragraphs.

"SESCO T&D Assets" means all of the assets of SESCO relating to the transmission and distribution of electricity, including the CCN of SESCO, transferred to T&D pursuant to the SESCO T&D Separation Documents, including any such assets that may be further conveyed to any member of the T&D Group after the Separation Date pursuant to Section 6.2(a) hereof. For purposes of this definition, any asset that relates to the SESCO T&D Business, but was inadvertently transferred to a member of a Group other than the T&D Group, shall be and become part of the "SESCO T&D Assets" for all purposes on the Separation Date.

"SESCO T&D Business" means the operations relating to the transmission and distribution of electricity conducted by SESCO prior to the Separation Date and any business conducted with the SESCO T&D Assets by any member of the T&D Group on and after the Separation Date.

"SESCO T&D Separation Documents" means collectively, without limitation, one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and such other documents, instruments or agreements, existing now or in the future, which effectuate the sale, transfer, conveyance, assignment or assumption of any assets or liabilities of SESCO to any member of the T&D Group as part of the unbundling process required by the Utilities Code.

"Stranded Costs" has the meaning set forth in Section 39.251 of the Utilities Code.

"Subsidiary" of any Person means any corporation, limited partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which at least a majority of the securities, partnership interests, membership interests or other interests having by the terms thereof ordinary voting power to elect the general partner or at least a majority of the board of managers, the board of directors or others performing similar functions with respect to such corporation, limited partnership, limited liability company or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of such Person' Subsidiaries, or by such Person and one or more of its Subsidiaries.

"T&D" has the meaning set forth in the introductory paragraph.

"T&D Assets" means all of the transmission and distribution assets of TXU Electric, including, without limitation, the real and personal property, contract rights and other assets conveyed to T&D pursuant to the T&D Separation Documents (including any such assets that may be further conveyed to any member of the T&D Group after the Separation Date pursuant to Section 6.2(a) hereof) and any asset acquired by any member of the T&D Group after the Separation Date. For purposes of this definition, any asset that relates to the T&D Business, but was inadvertently transferred to a member of a Group other than the T&D Group, shall be and become part of the "T&D Assets" for all purposes on the Separation Date.

"T&D Business" means the electric transmission and distribution business and operations conducted with the T&D Assets by TXU Electric prior to the Separation Date and any business conducted by any member of the T&D Group on and after the Separation Date.

"T&D Group" includes T&D, any direct and indirect Subsidiary of T&D, including TXU Transition Bond Company LLC and each Person that becomes a Subsidiary of T&D after the Separation Date. The T&D Group shall not include any member of the Trading Group, the Genco Group, the TXU Retail Group, the SESCO Retail Group or SESCO.

"T&D Indemnitees" has the meaning set forth in Section 3.2 hereof.

"T&D Liabilities" shall mean (without duplication)

         (i) any and all Liabilities that are expressly contemplated by this Agreement, the T&D Separation Documents, the SESCO T&D Separation Documents or any Ancillary Agreement as Liabilities to be assumed by any member of the T&D Group, including Liabilities under the contracts, agreements and permits included in the T&D Assets or the SESCO T&D Assets;

         (ii) all Liabilities relating to, arising out of, or resulting from (a) the operation of the T&D Business (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)) or (b) the ownership or use of the T&D Assets; or

         (iii) all Liabilities relating to, arising out of, or resulting from the (a) operations of the SESCO T&D Business, whether prior to or after the Separation Date (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)) or (b) the ownership or use of the SESCO T&D Assets.

"T&D Separation Documents" means, collectively, without limitation, one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and such other documents, instruments or agreements, existing now or in the future, which effectuate the sale, transfer, conveyance, assignment or assumption of any assets or liabilities of TXU Electric to any member of the T&D Group as part of the unbundling process required by the Utilities Code.

"Third Party Claim" has the meaning set forth in Section 3.7(a) hereof.

"Trading" has the meaning set forth in the introductory paragraph.

"Trading Assets" means all of the assets of TXU Electric relating to the wholesale buying and selling of electricity, including, without limitation, the personal property, contract rights and other assets conveyed to any member of the Trading Group pursuant to the Trading Separation Documents (including any such assets that may be further conveyed to any member of the Trading Group after the Separation Date pursuant to Section 6.2(a) hereof), all of the assets of TUFCO used in connection with the wholesale buying and selling of natural gas that has been (or may be) conveyed to Trading prior to or after the Separation Date, and any asset that may be acquired by any member of the Trading Group after the Separation Date. For purposes of this definition, any asset that relates to the Trading Business, but was inadvertently transferred to a member of a Group other than the Trading Group, shall be and become part of the "Trading Assets" for all purposes on the Separation Date.

"Trading Business" means the business and operations of wholesale buying and selling of electricity conducted by TXU Electric prior to the Separation Date, the business and operations of wholesale buying and selling of natural gas conducted by TUFCO prior to the Separation Date and any business conducted by any member of the Trading Group on and after the Separation Date.

"Trading Group" includes Trading; its general partner, TXU Energy Trading Management Company LLC, a Delaware limited liability company; its limited partner, TXU Energy Trading Investment Company LLC, a Delaware limited liability company; each direct or indirect Subsidiary of Trading, including TXU Energy Trading (California) Company, a Texas corporation; TXU Energy Trading Canada Limited, a Canadian company; TXU Energy Trading (Canada) Company, a Texas corporation; Energetica de Mexico, S.A. de C.V., a Mexican company; Servicios de Energetica de Mexico, S.A. de C.V., a Mexican company; TXU ET Services Company, a Texas corporation; and each Person that becomes a Subsidiary of Trading after the Separation Date. The Trading Group shall not include any member of the TXU Retail Group, the Genco Group, the T&D Group, the SESCO Retail Group or SESCO.

"Trading Indemnitees" has the meaning set forth in Section 3.3 hereof.

"Trading Liabilities" shall mean (without duplication)

         (i) any and all Liabilities that are expressly contemplated by this Agreement, the Trading Separation Documents or any Ancillary Agreement as Liabilities to be assumed by Trading, including Liabilities under the contracts, agreements and permits included in the Trading Assets;

         (ii) all Liabilities relating to, arising out of, or resulting from the operation of the Trading Business (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

         (iii) all Liabilities relating to, arising out of, or resulting from the ownership or use of the Trading Assets.

"Trading Separation Documents" means, collectively, without limitation, one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and such other documents, instruments or agreements, existing now or in the future, which effectuate the sale, transfer, conveyance, assignment or assumption of any assets or liabilities of TXU Electric to any member of the Trading Group as part of the unbundling process required by the Utilities Code.

"Transferred Entity" has the meaning set forth in Section 3.9 hereof.

"Transferee" includes any Person who shall have received any asset or assumed any liability of TXU Electric as a result of the unbundling process required by the Utilities Code.

"True-Up Order" has the meaning set forth in Section 4.1 hereof.

"True-Up Proceedings" means the proceedings contemplated by Sections 39.201 and
39.262 of the Utilities Code.

"TUFCO" means TXU Fuel Company, a Texas corporation.

"TXU Electric" has the meaning set forth in the introductory paragraph.

"TXU Electric Business Separation Plan" has the meaning set forth in the recital paragraphs.

"TXU Electric Separation" has the meaning set forth in the recital paragraphs.

"TXU PGCs" has the meaning set forth in the recital paragraphs.

"TXU Retail" has the meaning set forth in the introductory paragraph.

"TXU Retail Assets" means all of the assets of TXU Electric used in connection with the retail sale of electricity, including, without limitation, the personal property, contract rights and other assets conveyed to TXU Retail pursuant to the TXU Retail Separation Documents (including any such assets that may be further conveyed to any member of the TXU Retail Group after the Separation Date pursuant to Section 6.2(a) hereof) and any asset acquired by any member of the TXU Retail Group after the Separation Date. For purposes of this definition, any asset that relates to the TXU Retail Business, but was inadvertently transferred to a member of a Group other than the TXU Retail Group, shall be and become part of the "TXU Retail Assets" for all purposes on the Separation Date.

"TXU Retail Business" means the operations relating to the retail sale of electricity conducted with the TXU Retail Assets by TXU Electric prior to the Separation Date and any business conducted by any member of the TXU Retail Group on and after the Separation Date.

"TXU Retail Group" includes TXU Retail; its general partner, TXU Energy Retail Management Company LLC, a Delaware limited liability company; its limited partner, TXU Energy Retail Investment Company LLC, a Delaware limited liability company; each direct and indirect Subsidiary of TXU Retail and each Person that becomes a Subsidiary of TXU Retail after the Separation Date and any investment in myHomeKey.com, Inc., a Delaware corporation; and Pantellos Corporation, a Delaware corporation. The TXU Retail Group shall not include any member of the Trading Group, Genco Group, SESCO Retail Group, the T&D Group or SESCO.

"TXU Retail Indemnitees" has the meaning set forth in Section 3.4 hereof.

"TXU Retail Liabilities" shall mean (without duplication)

         (i) any and all Liabilities that are expressly contemplated by this Agreement, the TXU Retail Separation Documents or any Ancillary Agreement as Liabilities to be assumed by any member of the TXU Retail Group, including Liabilities under the contracts, agreements and permits included in the TXU Retail Assets;

         (ii) all Liabilities relating to, arising out of, or resulting from the operation of the TXU Retail Business (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

         (iii) all Liabilities relating to, arising out of, or resulting from the ownership or use of the TXU Retail Assets.

"TXU Retail Separation Documents" means, collectively, without limitation, one or more Bills of Sale, Special Warranty Deeds, General Assignment and Assumption Agreements, Assignments of Contracts and such other documents, instruments or agreements, existing now or in the future, which effectuate the sale, transfer, conveyance, assignment or assumption of any assets or liabilities of TXU Electric to any member of the TXU Retail Group as part of the unbundling process required by the Utilities Code.

"Utilities Code" has the meaning set forth in the recital paragraphs.

                                   ARTICLE II

                                   SEPARATION

     Section 2.1   Separation Date. Unless otherwise provided in this Agreement,
                   ---------------
the effective date of the transactions contemplated by this Agreement shall be January 1, 2002, except where a December 31, 2001 effective date is expressly provided herein or in the Separation Documents (the "SEPARATION DATE").

     Section 2.2   Unbundling Transactions. In order to effect the Separation
                   -----------------------
and to otherwise fully comply with the requirements of the Utilities Code, the following actions have taken place, or will take place, at the times (based on Dallas, Texas time) and on the dates set forth on Schedule 2.2 attached hereto. The effective times and dates described on Schedule 2.2 shall control for all purposes and, in the event of a conflict between the effective time or date for a particular transaction as set forth in this Agreement and the effective time or date for same set forth in any Ancillary Agreement, this Agreement shall control.

                                  ARTICLE III

                                 INDEMNIFICATION

     Section 3.1   Indemnification By Genco. Genco shall, and in addition, shall
                   ------------------------
cause the Appropriate Member of the Genco Group to, indemnify, defend and hold harmless TXU Electric, the T&D Group, the Trading Group, the SESCO Retail Group, the TXU Retail Group and SESCO, and any member thereof, and, to the maximum extent permitted by applicable Legal Requirements, each of their respective directors, officers, managers, partners, employees, agents, and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "GENCO INDEMNITEES") from and against any and all Losses of the Genco Indemnitees relating to, arising out of or resulting from any of the following (without duplication), and Genco hereby assumes all Liabilities associated therewith:

           (a) the failure of Genco or any other member of the Genco Group or any other Person to pay, perform or otherwise promptly discharge any Genco Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

           (b)  the Genco Business or any Genco Liabilities;

           (c) any breach by Genco or any member of the Genco Group of this Agreement or any of the Ancillary Agreements;

           (d)  any provision set forth in Section 4.2 hereof;

           (e) any of the litigation set forth in Schedule 3.1(e) attached hereto;

           (f) any Indebtedness of TXU Electric assumed by Genco or any member of the Genco Group under any Ancillary Agreement as part of the unbundling process required by the Utilities Code;

           (g) any Liability relating to any Genco Transferred Employee as set forth in Section 5.1(a) hereof;

           (h) the sale, lease, exchange or other transfer of all or part of the Genco Assets to a Person who is not an Affiliate of TXU Corp.;

           (i) a merger involving any member of the Genco Group with or into a Person who is not an Affiliate of TXU Corp. wherein such member is not the surviving entity; or

           (j) a transaction or series of transactions wherein the beneficial ownership of all or any part of the equity interests of any member of the Genco Group is sold to a Person who is not an Affiliate of TXU Corp.

As used in this Section 3.1, "APPROPRIATE MEMBER OF THE GENCO GROUP" means the member or members of the Genco Group, if any, whose business, assets, operations, acts, conduct or omissions caused, gave rise to or resulted in the Loss for which indemnity is provided.

     Section 3.2   Indemnification By T&D. T&D shall, and in addition, shall
                   ----------------------
cause the Appropriate Member of the T&D Group to, indemnify, defend and hold harmless TXU Electric, the Genco Group, the Trading Group, the SESCO Retail Group, the TXU Retail Group and SESCO, and any member thereof, and, to the maximum extent permitted by applicable Legal Requirements, each of their respective directors, officers, managers, partners, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "T&D INDEMNITEES") from and against any and all Losses of the T&D Indemnitees relating to, arising out of or resulting from any of the following (without duplication), and T&D hereby assumes all Liabilities associated therewith:

           (a) the failure of T&D or any other member of the T&D Group or any other Person to pay, perform or otherwise promptly discharge any T&D Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

           (b)  the T&D Business or any T&D Liabilities;

           (c) any breach by T&D or any member of the T&D Group of this Agreement or any of the Ancillary Agreements;

           (d) any of the litigation set forth in Schedule 3.2(d) attached hereto;

           (e) any Indebtedness of TXU Electric assumed by T&D or any member of the T&D Group under any Ancillary Agreement as part of the unbundling process required by the Utilities Code;

           (f) any Liability relating to any T&D Transferred Employee as set forth in Section 5.1(b) hereof;

           (g) the sale, lease, exchange or other transfer of all or part of the T&D Assets to a Person who is not an Affiliate of TXU Corp.;

           (h) a merger involving any member of the T&D Group with or into a Person who is not an Affiliate of TXU Corp. wherein such member is not the surviving entity; or

           (i) a transaction or series of transactions wherein the beneficial ownership of all or part of the equity interests of any member of the T&D Group is sold to a Person who is not an Affiliate of TXU Corp.

As used in this Section 3.2, "APPROPRIATE MEMBER OF THE T&D GROUP" means the member or members of the T&D Group, if any, whose business, assets, operations, acts, conduct or omissions caused, gave rise to or resulted in the Loss for which indemnity is provided.

     Section 3.3   Indemnification By Trading Group. Trading shall, and in
                   --------------------------------
addition, shall cause the Appropriate Member of the Trading Group to, indemnify, defend and hold harmless TXU Electric, the Genco Group, the T&D Group, the SESCO Retail Group, the TXU Retail Group and SESCO, and any member thereof, and, to the maximum extent permitted by applicable Legal Requirements, each of their respective directors, officers, managers, partners, employees, agents, representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "TRADING INDEMNITEES") from and against any and all Losses of the Trading Indemnitees relating to, arising out of or resulting from any of the following (without duplication), and Trading hereby assumes all Liabilities associated therewith:

           (a) the failure of Trading or any other member of the Trading Group or any other Person to pay, perform or otherwise promptly discharge any Trading Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

           (b)  the Trading Business or any Trading Liabilities;

           (c) any breach by Trading or any member of the Trading Group of this Agreement or any of the Ancillary Agreements;

           (d) any of the litigation set forth in Schedule 3.3(d) attached hereto;

           (e) any Liability relating to any Trading Transferred Employee as set forth in Section 5.1(d) hereof;

           (f) the sale, lease, exchange or other transfer of all or part of the Trading Assets to a Person who is not an Affiliate of TXU Corp.;

           (g) a merger involving any member of the Trading Group with or into a Person who is not an Affiliate of TXU Corp. wherein such member is not the surviving entity; or

           (h) a transaction or series of transactions wherein the beneficial ownership of all or part of the equity interests of any member of the Trading Group is sold to a Person who is not an Affiliate of TXU Corp.

As used in this Section 3.3, "APPROPRIATE MEMBER OF THE TRADING GROUP" means the member or members of the Trading Group, if any, whose business, assets, operations, acts, conduct or omissions caused, gave rise to or resulted in the Loss for which indemnity is provided.

     Section 3.4   Indemnification By TXU Retail Group. TXU Retail shall,
                   -----------------------------------
and in addition, shall cause the Appropriate Member of the TXU Retail Group to, indemnify, defend and hold harmless TXU Electric, the Genco Group, the T&D Group, the SESCO Retail Group, the Trading Group and SESCO, and any member thereof, and, to the maximum extent permitted by applicable Legal Requirements, each of their respective directors, officers, managers, partners, employees, agent and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "TXU RETAIL INDEMNITEES") from and against any and all Losses of the TXU Retail Indemnitees relating to, arising out of or resulting from any of the following (without duplication), and TXU Retail hereby assumes all Liabilities associated therewith:

           (a) the failure of TXU Retail or any other member of the TXU Retail Group or any other Person to pay, perform or otherwise promptly discharge any TXU Retail Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

           (b)  the TXU Retail Business or any TXU Retail Liabilities;

           (c) any breach by TXU Retail or any member of the TXU Retail Group of this Agreement or any of the Ancillary Agreements;

           (d)  the retail clawback set forth in Section 4.3 hereof;

           (e) any of the litigation set forth in Schedule 3.4(e) attached hereto;

           (f) any Liability relating to any TXU Retail Transferred Employee as set forth in Section 5.1(c) hereof;

           (g) the sale, lease, exchange or other transfer of all or part of the TXU Retail Assets to a Person who is not an Affiliate of TXU Corp.;

           (h) a merger involving any member of the TXU Retail Group with or into a Person who is not an Affiliate of TXU Corp. wherein such member is not the surviving entity; or

           (i) a transaction or series of transactions wherein the beneficial ownership of all or part of the equity interests of any member of the TXU Retail Group is sold to a Person who is not an Affiliate of TXU Corp.

As used in this Section 3.4, "APPROPRIATE MEMBER OF THE TXU RETAIL GROUP" means the member or members of the TXU Retail Group, if any, whose business, assets, operations, acts, conduct or omissions caused, gave rise to or resulted in the Loss for which indemnity is provided.

     Section 3.5   Indemnification By SESCO Retail Group. SESCO Retail shall,
                   -------------------------------------
and in addition, shall cause the Appropriate Member of the SESCO Retail Group to, indemnify, defend and hold harmless TXU Electric, the Genco Group, the T&D Group, the TXU Retail Group, the Trading Group and SESCO, and any member thereof, and, to the maximum extent permitted by applicable Legal Requirements, each of their respective directors, officers, managers, partners, employees, agent and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SESCO RETAIL INDEMNITEES") from and against any and all Losses of the SESCO Retail Indemnitees relating to, arising out of or resulting from any of the following (without duplication), and SESCO Retail hereby assumes all Liabilities associated therewith:

           (a) the failure of SESCO Retail or any other member of the SESCO Retail Group or any other Person to pay, perform or otherwise promptly discharge any SESCO Retail Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

           (b)  the SESCO Retail Business or any SESCO Retail Liabilities;

           (c) any breach by SESCO Retail or any member of the SESCO Retail Group of this Agreement or any of the Ancillary Agreements;

           (d) any of the litigation set forth on Schedule 3.5(d) attached hereto;

           (e)  the retail clawback set forth in Section 4.3 hereof;

           (f) the sale, lease, exchange or other transfer of all or part of the SESCO Retail Assets to a Person who is not an Affiliate of TXU Corp.;

           (g) a merger involving any member of the SESCO Retail Group with or into a Person who is not an Affiliate of TXU Corp. wherein such member is not the surviving entity; or

           (h) a transaction or series of transactions wherein the beneficial ownership of all or part of the equity interests of any member of the SESCO Retail Group is sold to a Person who is not an Affiliate of TXU Corp.

As used in this Section 3.5, "APPROPRIATE MEMBER OF THE SESCO RETAIL GROUP" means the member or members of the SESCO Retail Group, if any, whose business, assets, operations, acts, conduct or omissions caused, gave rise to or resulted in the Loss for which indemnity is provided.

     Section 3.6   Indemnification By SESCO. SESCO shall indemnify, defend and
                   ------------------------
hold harmless TXU Electric, the Genco Group, the T&D Group, the TXU Retail Group, the Trading Group and the SESCO Retail Group, and any member thereof, and, to the maximum extent permitted by applicable Legal Requirements, each of their respective directors, officers, managers, partners, employees, agent and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SESCO INDEMNITEES") from and against any and all Losses of the SESCO Indemnitees, and SESCO hereby assumes all Liabilities, relating to, arising out of or resulting from any of the following (without duplication):

           (a) the failure of SESCO or any other Person to pay, perform or otherwise promptly discharge any SESCO Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

           (b)  the SESCO Business or any SESCO Liabilities;

           (c) any breach by SESCO of this Agreement or any of the Ancillary Agreements;

           (d) any of the litigation set forth on Schedule 3.6(d) attached hereto;

           (e) the sale, lease, exchange or other transfer of all or part of the SESCO Assets to a Person who is not an Affiliate of TXU Corp.;

           (f) a merger involving SESCO with or into a Person who is not an Affiliate of TXU Corp. wherein SESCO is not the surviving entity; or

           (g) a transaction or series of transactions wherein the beneficial ownership of all or part of the equity interests of SESCO is sold to a Person who is not an Affiliate of TXU Corp.

     Section 3.7   Procedures for Indemnification of Third Party Claims.
                   ----------------------------------------------------

           (a) Except in connection with any of the litigation identified on the Schedules attached hereto, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a Party or an Affiliate of a Party of any claims or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Sections 3.1 through 3.6, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party notice thereof by giving written notice within 45 days after becoming aware of such Third Party

Claim to such Indemnifying Party's Indemnity Notice Party. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 3.7(a) shall not relieve the corresponding Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

           (b) An Indemnifying Party may elect to defend and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Except in connection with any of the litigation identified on the Schedules attached hereto, within 30 days after the receipt of notice from an Indemnitee in accordance with
Section 3.7(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnity Notice Party shall notify the Indemnitee as to whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party shall elect to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

           (c) If the Indemnifying Party shall have a reasonable basis for believing that such Third Party Claim involves comparative fault or responsibility by an Indemnitee, the Indemnifying Party shall have the right to join such Indemnitee in such Third Party Claim and such Indemnitee and Indemnifying Party shall each use best efforts to have their respective measures of comparative fault or responsibility in relation to each other and/or in relation to other parties to such Third Party Claim, submitted to and determined by a finder of fact. In the event the finder of fact is unable or not permitted to make such determination and upon final adjudication or settlement of such Third Party Claim, the Indemnifying Party is found to be liable therefor or, in the event such claim for an Indemnity Payment arises under Section 3.8(a) hereof, such Indemnitee and Indemnifying Party agree to use good faith efforts to negotiate and determine their respective measures of comparative fault or responsibility in relation to each other and/or in relation to other parties to such Third Party Claim. If, it is determined by the finder of fact or by such negotiation process, that the Indemnitee bears some percentage of fault or responsibility as to the matter for which indemnity is being sought, the Indemnifying Party shall not be required to indemnify such Indemnitee for any Losses for or with respect to any percentage of fault or responsibility found to be attributable to such Indemnitee.

           (d) If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnitee will (i) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (ii) not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent and (iii) agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms does not cause the Indemnitee to admit any liability, fault or violation of law and obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim.

           (e) Anything contained in this Agreement to the contrary notwithstanding, no Indemnifying Party shall be entitled to assume the defense of any Third Party Claim if such Third Party Claim seeks an order, injunction or other equitable relief or relief for other than monetary damages against the Indemnitee which, if successful, would materially adversely affect the business of the Indemnitee.

           (f) If an Indemnifying Party elects not to assume, or is prohibited from assuming, responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 3.7(b), such Indemnitee may defend such Third Party Claim at the cost and expense (included allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

           (g) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

           (h) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of an Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against such Indemnitee.

     Section 3.8   Additional Matters.
                   ------------------

           (a) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnity Notice Party of the related Indemnifying Party. Such Indemnity Notice Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnity Notice Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnity Notice Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement and the Ancillary Agreements. The terms of this Section 3.8(a) shall not apply to any of the litigation identified on the Schedules attached hereto.

           (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim. Notwithstanding anything to the contrary set forth herein, so long as the Indemnitee and Indemnifying Party shall be Affiliates of TXU Corp., in the event that an insurance claim may be made by an insured with respect to a Loss which is the subject of an Indemnity Payment made pursuant to Article III, the Parties shall mutually agree, on a case-by-case basis, whether the insured shall pursue such insurance claim. The Parties acknowledge and agree that such decision shall be made based, among other things, on minimizing insurance-related costs and expenses for TXU Corp., as a whole. A Transferred Entity shall at no time have any rights to subrogation under an insurance policy of a Non-Transferred Entity for an Indemnity Payment made pursuant to Article III.

           (c) There shall be no obligation on any partner, shareholder, member or other owner, whether direct or indirect, of such Indemnifying Party to provide additional capital or otherwise advance any sums to any Indemnifying Party to satisfy any indemnity obligation pursuant to this Article III.

           (d) Each Party while an Affiliate of TXU Corp. agrees to cause its insurers to waive any rights of subrogation under their respective policies of insurance as against another Affiliate of TXU Corp.

     Section 3.9   Survival of Indemnities. Upon the occurrence of a Change of
                   -----------------------
Control with respect to any Party (a "TRANSFERRED ENTITY"), the obligations under Article III of the Party or Parties not experiencing the Change of Control (a "NON-TRANSFERRED ENTITY") as an Indemnifying Party of the Transferred Entity, shall automatically terminate; provided, however, the rights of the Non-Transferred Entity under Article III as an Indemnitee of the Transferred Entity, shall survive any such Change of Control in accordance with the terms of this Agreement.

     Section 3.10   Indemnification of Directors and Officers. For purpose of
                    -----------------------------------------
Article III, and notwithstanding anything to the contrary contained herein, Persons who serve (or have served) as a director and/or officer of more than one Party shall be deemed to be an Indemnitee of each Party to which he/she serves and/or served.

     Section 3.11   Remedies Exclusive. The remedies provided in this Article
                    ------------------
III shall be exclusive and shall preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party with respect to any matters arising pursuant to this Agreement.

     Section 3.12   Other Agreements Among Affiliates. Notwithstanding anything
                    ---------------------------------
to the contrary set forth herein, the indemnity agreements set forth in this
Article III shall not apply to any Losses arising under any of the Affiliate Agreements.

                                   ARTICLE IV

                     TRUE-UP AND OTHER FINANCIAL OBLIGATIONS

        Section 4.1   Regulatory Proceedings. It is recognized and understood
                      ----------------------
that high levels of cooperation and assistance will be required among the Parties in connection with Regulatory Proceedings necessary to implement the Separation and to continue to comply with the Utilities Code. During the period from the Separation Date until an order issued by the PUCT in connection with the True-Up Proceedings becomes final and nonappealable, including any Regulatory Proceedings related thereto (a "TRUE-UP ORDER"), the Parties agree as follows:

           (a) Upon reasonable request, each of the Parties shall, and in addition, shall cause any member of its respective Group, to provide personnel, information and other assistance to the members of each other Group in order to prepare, file and prosecute to completion Regulatory Proceedings which are either (i) required to be filed under the Utilities Code or (ii) deemed by the requesting party to be desirable to implement or preserve some aspect of the Separation contemplated herein.

           (b) Assistance provided may, without limitation, relate to information that has been transferred to or retained by the assisting party in the Separation or which the assisting party is uniquely qualified to provide in connection with Regulatory Proceedings that relate to the Separation and its implementation under the Utilities Code. Assistance may take the form of developing, filing and giving testimony and reports to the PUCT or other Governmental Authority.

           (c) The appropriate members of the T&D Group, the Genco Group, the TXU Retail Group, SESCO or the SESCO Retail Group shall timely file with the PUCT or other Governmental Authority and shall prosecute to completion all Regulatory Proceedings which are required to be filed under the Utilities Code or required to implement the Business Separation Plan approved by the PUCT and the other provisions of this Agreement, such as, without limitation, filings to terminate the "Price To Beat" obligation, if appropriate, the determination of any "clawback" related to wholesale or retail customers, and the determination of stranded costs related to the Genco Assets.

           (d) Unless otherwise required by any Legal Requirements, until the issuance of a True-Up Order, none of the Parties will, directly or indirectly, assert (or cause any member of their respective Group to assert) a position which is adverse to the position of another Party (or any member of its respective Group), without express written permission of such Party, which permission shall not be unreasonably withheld, in any Regulatory Proceeding before the PUCT, Texas legislature or any other Governmental

Authority, with respect to any amendment or other revision to the Utilities Code. Unless otherwise required by any Legal Requirements, none of the Parties will, directly or indirectly, assert (or cause any member of their respective Group to assert) a position which is adverse to the position of a member of the T&D Group in any Regulatory Proceeding before the PUCT, Texas legislature or any other Governmental Authority with respect to the following matters (1) stranded cost quantification or recovery or (ii) proper level or components of the utility rates of T&D; provided, however, that positions taken by a member of the TXU Retail Group or the SESCO Retail Group relating solely to the allocation of costs or use of a rate design consistent with Price to Beat rate designs will not be considered adverse positions even if such positions differ from those asserted by a member of the T&D Group.

           (e) If any amount set forth in Section 4.2 hereof is required in any Regulatory Proceeding to be offset against any other amount or amounts set forth in Section 4.2 hereof (i) T&D shall use all reasonable efforts to collect from retail electric providers or retail customers any amounts allowed to be recovered, and remit to Genco or its designee, from time to time, any amounts so collected; (ii) T&D shall use all reasonable efforts to refund to retail electric providers or retail customers, from time to time, any amounts that are required to be refunded (including any interest required to be paid in such Regulatory Proceeding less the amount of interest, if any, earned on such funds by T&D) and all such refunded amounts (plus any such interest) shall be the sole obligation of Genco or (iii) Genco shall have the sole obligation with respect to any amounts that are disallowed.

     Section 4.2  Benefits/Obligations of Genco.
                  -----------------------------

           (a) Genco shall cause the TXU PGCs to file with the PUCT the final fuel reconciliation, for the period beginning July 1, 1998 and ending on the date that the rates charged to retail electric providers no longer include reconcilable fuel costs, by October 1, 2002 or as otherwise required by the Utilities Code or the PUCT, in order to determine the reasonableness of TXU Electric's fuel expenses incurred during this period. TXU Electric hereby transfers any balance related to all such unrecovered fuel costs to Genco. Immediately thereafter, Genco shall transfer the same to T&D whereby Genco shall have the right to collect a receivable from T&D in the same amount, plus interest at the rate specified in Substantive Rule 25.236; provided, that T&D and Genco hereby agree that the final obligations with respect to any such balance shall be discharged in accordance with Section 4.2(j) hereof.

           (b) To the extent required in any Regulatory Proceeding, T&D shall reduce its nonbypassable tariffs charged to retail electric providers by the amount of the accumulated balance of TXU Electric's regulatory liability for over-earnings as of December 31, 2001 (the "EXCESS MITIGATION CREDIT") (plus interest at the rate established in any Regulatory Proceeding). TXU Electric hereby transfers the balance of the Excess Mitigation Credit liability at December 31, 2001 to Genco and Genco hereby transfers the same to T&D; provided, that Genco hereby agrees to pay to T&D pursuant to a note payable, the amount of the balance of the Excess Mitigation Credit liability, plus interest at the rate established in any Regulatory Proceeding. In the event it is determined in any Regulatory Proceeding that an Excess Mitigation Credit is no longer required, T&D and Genco agree to take any necessary actions, including cancellation of the note payable, so that neither Party will have any further obligation with respect to the Excess Mitigation Credit.

           (c) Any regulatory asset and liability balance related to redirected depreciation at December 31, 2001, or thereafter as the result of the ultimate resolution of any Regulatory Proceeding, shall be transferred to, or become the obligation of, T&D, as the case may be; provided, that T&D and Genco hereby agree that the final obligations related to any redirected depreciation shall be discharged in accordance with Section 4.2(j) hereof.


           (d)  (i)   All generation-related regulatory assets for the period
prior to December 31, 1998 (collectively, the "Generation-Related Regulatory Assets") and related accumulated deferred federal income taxes ("ADFIT") shall be transferred to T&D on the effective date hereof and, T&D agrees to pay for the same on terms agreeable to TXU Electric and T&D.

                (ii)  In the event no financing order in any
Regulatory Proceeding with respect to the securitization of the Generation-Related Regulatory Assets (a "SECURITIZATION ORDER") is received or, if for any other reason, the Generation-Related Regulatory Assets are not securitized, the amount of the Generation-Related Regulatory Assets and related ADFIT shall remain at T&D pending consideration of the same in the True-Up Proceedings or other Regulatory Proceedings; provided, that, the Parties hereby agree that any amounts that may be disallowed in such True-Up Proceedings or other Regulatory Proceedings shall be transferred to TXU Electric and TXU Electric shall have the sole obligation with respect thereto and any amounts that T&D may be allowed to collect from retail electric providers or retail customers shall be retained by T&D. TXU Electric shall retain all of the rights and obligations related to the book value of any Generation-Related Regulatory Assets that may be disallowed under Section 39.262(f) of the Utilities Code.

           (e) Genco shall cause the TXU PGCs to assume all of the rights and obligations related to the value of the Genco Assets as such value may be determined in the True-Up Proceedings or other Regulatory Proceedings.


           (f) TXU Electric hereby transfers the balance relating to employee severance costs for the period January 1, 1999 through December 31, 2001 to Genco and Genco hereby transfers the same to T&D pending consideration of these costs in the True-Up Proceedings or other Regulatory Proceedings; provided, that T&D and Genco hereby agree that the final obligations related to employee severance costs shall be discharged in accordance with Section 4.2(j) hereof.

           (g) TXU Electric hereby transfers the balance relating to capacity auction costs to Genco and Genco hereby transfers the same to T&D pending consideration of these costs in the True-Up Proceedings or other Regulatory Proceedings; provided, that T&D and Genco hereby agree that the final obligations related to capacity auction costs shall be discharged in accordance with Section 4.2(j) hereof.

           (h) The Parties recognize and agree that the outcome of Docket No. 22652 relating to the remand of Docket No. 9300 shall be taken into consideration in the True-Up Proceedings or other Regulatory Proceedings.

           (i) In accordance with Section 39.262(d) of the Utilities Code and PUCT Substantive Rule 25.381(h), Genco shall cause the TXU PGCs to reconcile and credit or bill T&D the net sum of: (i) TXU Electric's final fuel balance determined under Section 39.202(c) of the Utilities Code and (ii) any difference between the price of power obtained through the capacity auctions under Sections
39.153 and 39.156 of the Utilities Code and the power cost projections that were employed for the same time period in the ECOM model to estimate stranded costs in the proceeding under Section 39.201 of the Utilities Code.

           (j) Except as provided elsewhere herein, the rights and obligations with respect to any amounts set forth in Sections 4.2(a), (c), (e), (f), (g) or
(h) that are ultimately determined as result of the True-Up Proceedings or other Regulatory Proceedings shall be discharged as follows:

                (i) T&D shall use all reasonable efforts to collect from retail electric providers or retail customers any amounts allowed to be recovered, and remit to Genco or its designee, from time to time, any amounts so collected.

                (ii) T&D shall use all reasonable efforts to refund to retail electric providers or retail customers, from time to time, any amounts that are required to be refunded (including any interest required to be paid in such Regulatory Proceeding less the amount of interest, if any, earned on such funds by T&D) and all such refunded amounts (plus any such interest) shall be the sole obligation of Genco.

                (iii) Genco shall have the sole obligation with respect to any amounts that are disallowed.

For purposes of this Section 4.2, T&D's sole responsibility shall be to act either as a collection agent or a disbursement agent of Genco with respect to such amounts and T&D shall have no further rights or obligations with respect to any amounts so collected or refunded.

     Section 4.3   Retail Clawback. To the extent required in any Regulatory
                   ---------------
Proceeding, each of SESCO Retail and TXU Retail will pay to T&D the lesser of
(a) any positive difference between the Price to Beat established under Section
39.202 of the Utilities Code (reduced by the nonbypassable delivery charge established under Section 39.201 of the Utilities Code) and the prevailing market price of electricity during the same time period and (b) $150 multiplied by the number of residential or small commercial customers served by T&D that are buying electricity from TXU Retail or SESCO Retail, as the case may be, at the Price to Beat on the second anniversary of the beginning of competition, minus the number of new customers obtained by TXU Retail or SESCO Retail, as the case may be, outside T&D's service area; provided, that no reconciliation is required for a customer class if TXU Retail or SESCO Retail, as the case may be, satisfies the requirements of Section 39.202(e) (1) or (2) of the Utilities Code before the expiration of two years from the beginning of competition. To the extent required in any Regulatory Proceeding, T&D shall use all reasonable efforts to refund to retail electric providers or retail customers, from time to time, any amounts that are required to be refunded pursuant to Section 39.262(e) of the Utilities Code (including any interest required to be paid in such Regulatory Proceeding less the amount of interest, if any, earned on such funds by T&D) and all such refunded amounts (plus any such interest) shall be the sole obligation of TXU Retail or SESCO Retail, as the case may be.

     Section 4.4   Further Assurances for Modifications.
                   ------------------------------------

           (a) The Parties recognize that some (or all) of the issues set forth in Sections 4.2 and 4.3 hereof may be modified by the Parties prior to the True-Up Proceedings. In such event, the Parties agree to execute and deliver, or cause to be executed and delivered, as appropriate, such other agreements, instruments, and other documents and do and perform such other acts or things to the extent necessary or desirable to carry out the agreements set forth in Sections 4.2 and 4.3 hereof, as modified.

           (b) The Parties further recognize that settlements may be reached with one or more third parties involving some (or all) of the issues set forth in Sections 4.2 and 4.3 hereof prior to the True-Up Proceedings. In such event, the Parties agree to execute and deliver, or cause to be executed and delivered, as appropriate, such other agreements, instruments, and other documents and do and perform such other acts or things to the extent necessary or desirable to carry out the terms of any such settlement agreement.

           (c) The Parties further recognize that any of the amounts set forth in Sections 4.2 and 4.3 hereof may be increased or decreased in any Regulatory Proceeding after the Separation Date. In such event, the Parties agree to execute and deliver, or cause to be executed and delivered, as appropriate, such other agreements, instruments, and other documents and do and perform such other acts or things to the extent necessary or desirable so that the agreements set forth in Sections 4.2 and 4.3 will reflect such amounts, as adjusted in any such Regulatory Proceeding.

                                   ARTICLE V

                              TRANSFERRED EMPLOYEES

     Section 5.1   Transferred Employees.
                   ---------------------

           (a) With respect to the employees of TXU Electric that will be transferred to Genco as a result of the TXU Electric Separation, Genco hereby assumes all Employment Obligations with respect to such employees.

           (b) With respect to the employees of TXU Electric and SESCO that will be transferred to T&D as a result of the Separation, T&D hereby assumes all Employment Obligations with respect to such employees.

           (c) With respect to the employees of TXU Electric that will be transferred to TXU Retail as a result of the TXU Electric Separation, TXU Retail hereby assumes all Employment Obligations with respect to such employees.

           (d) With respect to the employees of TXU Electric that will be transferred to Trading as a result of the TXU Electric Separation, Trading hereby assumes all Employment Obligations with respect to such employees.

                                   ARTICLE VI

                                 OTHER COVENANTS

     Section 6.1  Other Agreements. In addition to the specific agreements,
                  ----------------
documents and instruments contemplated by this Agreement or any Ancillary Agreement, the Parties agree to execute and deliver, or cause to be executed and delivered, by the appropriate Parties, such other agreements, instruments and other documents and do and perform such other acts or things as may be necessary or desirable for effecting completely the transactions contemplated by this Agreement or any Ancillary Agreement.

     Section 6.2  Further Instruments.
                  -------------------

           (a) It is the Parties intent to transfer any and all assets of TXU Electric and SESCO (other than the Dynegy Contract), as necessary, to fully comply with the requirements of the Utilities Code. However, to the extent a Transferee should determine that one or more additional assets may be required to be transferred to complete the unbundling process required by the Utilities Code, at the request of a Transferee, and without further consideration, to the extent transferable or assignable without violating any third party agreement, TXU Electric or SESCO, as the case may be, will execute and deliver to such Transferee, such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as such Transferee may reasonably deem necessary or desirable in order to effectuate such further transfer or transfers.

           (b) At the request of a Transferee, and without further consideration, TXU Electric or SESCO, as the case may be, will effectively transfer, convey and assign to such Transferee and confirm such Transferee's title to all of the assets, rights and other things of value contemplated to be transferred by the applicable Separation Documents to put such Transferee in actual possession and operating control thereof and to permit such Transferee to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained).

           (c) At the request of TXU Electric or SESCO, as the case may be, and without further consideration, a Transferee will execute and deliver (or in the case of a member of the Genco Group, Genco shall cause such member of the Genco Group to execute and deliver) to TXU Electric or SESCO, as the case may be, all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other actions as such transferor may reasonably deem necessary or desirable in order to have such Transferee fully and unconditionally assume and discharge the liabilities contemplated to be assumed by such Transferee under the applicable Separation Documents and to relieve such transferor of any liability or obligation with respect thereto and evidence the same to third parties.

     Section 6.3   Agreement For Exchange of Information.
                   -------------------------------------
           (a) Each of the Parties agrees to provide, or shall cause each member of its respective Group to provide (a "PROVIDING PARTY") (except in the case of a dispute brought by one Party against another Party, which shall be governed by the discovery rules of applicable state or federal law), to each other Party or any member of such Party's respective Group (a "REQUESTING PARTY"), as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of a Providing Party, and to make available, the former, current and future directors, officers, managers, employees and other personnel and agents of the Providing Party (to the extent business demands of such person reasonably allow), within its control or which it otherwise has the ability to make available, to the extent that the Requesting Party reasonably needs such Information or person, regardless of whether such information relates or may relate to a matter subject to indemnification hereunder, (i) to comply with reporting, disclosure, filing or other requirements imposed on the Requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the Requesting Party, (ii) for use in any Regulatory Proceeding, judicial proceeding or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of a Requesting Party, including preparation of financial statements; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law (including any substantive rule of the PUCT) or agreement, or waive any attorney-client privilege, the Requesting Party and the Providing Party shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. The Requesting Party shall bear all costs and expenses in connection therewith (unless the Requesting Party is entitled to indemnification therefor under Article III).

           (b) Any Information owned by a Party that is provided to a Requesting Party pursuant to this Section 6.3 shall be deemed to remain the property of the Providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

           (c) To facilitate the possible exchange of Information pursuant to this Section 6.3 and other provisions of this Agreement after the Separation Date, each Party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on and after the Separation Date substantially in accordance with its policies as in effect on the Separation Date. No Party shall amend its (or any member of its respective Group's) record retention policies in any manner that would materially affect its ability to comply with its obligations under this Section 6.3 without giving thirty (30) days prior written notice of such change in the policy to the other Parties. No Party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on or after the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such Party) without first using its reasonable commercial efforts to notify the other Parties of the proposed destruction and giving the other Parties the opportunity to take possession of such Information prior to such destruction.

           (d) No Party shall have any liability to any other Party in the event that any Information exchanged or provided pursuant to this Section is found to be inaccurate, in the absence of willful misconduct by the Party providing such Information. No Party shall have any liability to any other Party if any Information is destroyed or lost after reasonable commercial efforts by such Party to comply with the provisions of Section 6.3(c).

           (e) Each Requesting Party agrees to hold, and shall cause each member of its respective Group and their respective officers, employees, agents, consultants and advisors to hold, any Confidential Information in strict confidence and not to disclose or release any Confidential Information without the prior written consent of the Providing Party; provided, that a Requesting Party may disclose, or may permit disclosure of, any Confidential Information
(i) to its auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Requesting Party and in respect of whose failure to comply with such obligations, as the case may be, will be responsible, (ii) to the extent a Requesting Party is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by applicable Legal Requirements, or (iii) as otherwise required by the rules of the applicable securities exchange wherein such Requesting Party's securities may be listed. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, a Requesting Party shall promptly notify the Providing Party of the existence of such request or demand and shall provide the Providing Party a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the Requesting Party shall furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. Notwithstanding anything to the contrary set forth herein, a Requesting Party shall be deemed to have satisfied its obligations hereunder with respect to Confidential Information if it exercises the same degree of care (but no less than a reasonable degree of care) as it takes to preserve confidentiality for its own similar Information.

     Section 6.4   Cooperation in Litigation. In the event and for so long as
                   -------------------------
any Party (or any member of such Parties' respective Group) is actively contesting or defending against any Action (other than any Regulatory Proceedings which may arise under Article IV, which shall be governed by the terms of Article IV) in connection with any matter arising prior to, on or after the Separation Date, the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article III).

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1   Limitation of Liability. IN NO EVENT SHALL ANY PARTY
                   -----------------------
(OR ANY MEMBER OF SUCH PARTY'S RESPECTIVE GROUP) OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT.

     Section 7.2   Entire Agreement. This Agreement, the other Ancillary
                   ----------------
Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof, except with respect to any agreements among the Parties related to the issues set forth in Section 4.2(d) hereof.

     Section 7.3   Conflicting Agreements. In the event of a conflict
                   ----------------------
between this Agreement, on the one hand, and any Ancillary Agreement, on the other hand, or (subject to Section 3.12 hereof) this Agreement, on the one hand, and any other agreement, on the other hand, the provisions of this Agreement shall prevail.

     Section 7.4   Governing Law. This Agreement shall be governed and
                   -------------
construed and enforced in accordance with the laws of the State of Texas as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

     Section 7.5   Notices. Unless expressly provided herein, all notices,
                   -------
claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received.

     Section 7.6   Counterparts; Copies. This Agreement, including the
                   --------------------
Schedules and Exhibits hereto and the other documents referred to herein may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Xerox copies of this Agreement shall have the same force and effect as any original of the same.

     Section 7.7   Binding Effect; No Third Party Beneficiaries. Except as
                   --------------------------------------------
set forth in Section 3.9 hereof, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and, to the extent permitted by Section 7.8, their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 7.8   Assignment; Change of Control. This Agreement may not
                   -----------------------------
be assigned by any Party hereto without the prior written consent of all other Parties, which consent shall not be unreasonably withheld; provided, that, any Party may assign this Agreement to any Affiliate of TXU Corp. upon written notice to the other Parties. A Change of Control with respect to any Party shall be deemed to be an assignment under this Section.

     Section 7.9   Failure or Delay Not Waiver; Remedies Cumulative. No
                   ------------------------------------------------
failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as provided in Section 3.11, all rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 7.10  Amendment. No change or amendment will be made to this
                   ---------
Agreement except by an instrument in writing signed on behalf of each of the Parties to this Agreement.

     Section 7.11  Interpretation. The headings contained in this
                   --------------
Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined herein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     Section 7.12  Severability. (i) If any term or other provision of
                   ------------
this Agreement is determined by a nonappealable decision of any Governmental Authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, or (ii) in the event of a change to any Legal Requirements which renders any term or other provision of this Agreement invalid, illegal, unenforceable or commercially impracticable (in any material manner), all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect; provided, that if the economic or legal substance of the transactions contemplated hereby are affected in any manner materially adverse to any Party, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 7.13  Compliance with Legislative Changes. In the event of a
                   -----------------------------------
change to any Legal Requirements which grants a material right to, or imposes a material obligation on, any Party regarding the implementation of the Separation or otherwise, which was not previously addressed in this Agreement, the Parties agree to take such actions and do such things, including negotiating in good faith any modifications to this Agreement, to the extent necessary or desirable to implement such new or changed Legal Requirements.



                         [SIGNATURES ON FOLLOWING PAGE]

         WHEREFORE, the Parties have signed this Master Separation Agreement on the date first set forth above to be effective on the Separation Date.

TXU GENERATION HOLDINGS                 TXU ENERGY RETAIL COMPANY LP
COMPANY LLC
                                        By:   TXU Energy Retail Management
                                              Company LLC, its General Partner

By:/s/W.M. Taylor                       By:/s/Robert G. McCoy
   -----------------------------           -----------------------------
      W. M. Taylor, President                 Robert G. McCoy, President


TXU ELECTRIC DELIVERY COMPANY           TXU MERGER ENERGY TRADING
                                        COMPANY LP

                                        By:   TXU Energy Trading Management
                                              Company LLC, its General Partner


By:/s/Thomas L. Baker                   By:/s/VJ Horgan
   -----------------------------           -----------------------------
      Thomas L. Baker, President              VJ Horgan, President


TXU SESCO COMPANY                       TXU SESCO ENERGY SERVICES
                                        COMPANY


By:/s/Thomas L. Baker                   By:/s/Robert G. McCoy
   -----------------------------           -----------------------------
      Thomas L. Baker, President              Robert G. McCoy, President


TXU ELECTRIC COMPANY


By:/s/Thomas L. Baker
   -----------------------------
      Thomas L. Baker, President

OMITTED SCHEDULES

Schedule 1.2          List of Affiliate Agreements
Schedule 2.2          Timeline for Restructuring Events
Schedule 3.1(e)       List of Genco Litigation
Schedule 3.2(d)       List of T&D Litigation
Schedule 3.3(d)       List of Trading Litigation
Schedule 3.4(e)       List of TXU Retail Litigation
Schedule 3.5(d)       List of SESCO Retail Litigation
Schedule 3.6(d)       List of SESCO Litigation


The schedules listed above have been omitted from this exhibit; however, each of TXU Corp., TXU US Holdings Company and TXU Gas Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request by the Commission.